U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2018 (August 16, 2018)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                                N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2018, iBio, Inc., a Delaware corporation (the “Company”) received notice from NYSE American LLC (the “Exchange”) that NYSE Regulation has accepted the Company’s July 9, 2018 plan to regain compliance with the Exchange’s continued listing standards set forth in Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”) and has granted a plan period through December 6, 2019, subject to periodic review by the Exchange, including quarterly monitoring, for compliance with the initiatives outlined in the plan. If the Company is not in compliance with the continued listing standards by December 6, 2019, or if the Company does not make progress consistent with the plan during the plan period, the NYSE Regulation staff will initiate delisting proceedings as appropriate.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2018, the Company was previously notified by the Exchange that the Company was not in compliance with the stockholders’ equity continued listing standards as set forth in Section 1003(a)(iii) of the Company Guide, which applies if a listed company has stockholders’ equity of less than $6,000,000 and has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. In order to maintain its listing, the Company submitted a plan of compliance addressing how it intends to regain compliance with Section 1003(a)(iii) of the Company Guide by December 6, 2019.

On June 26, 2018, the Company closed a public offering of 4,350,000 shares of its common stock, 6,300 shares of its Series A Convertible Preferred Stock and 5,785 shares of its Series B Convertible Preferred Stock, and on July 12, 2018, the Company sold 1,500,000 additional shares of common stock in connection with the partial exercise of the over-allotment option granted to the underwriter in the public offering, for total gross proceeds to the Company of approximately $17,350,000. The Company believes that the proceeds of the offering, together with its existing cash on hand as of December 31, 2017 in the amount of $7.3 million, funds it may develop from future sales pursuant to its purchase agreement with Lincoln Park Capital Fund, LLC, and proceeds realized in connection with license and collaboration arrangements and the operation of its subsidiary, iBio CDMO LLC, will be sufficient to allow it to sustain stockholders’ equity sufficient to meet NYSE American’s listing requirements through the plan period end date of December 6, 2019.

The notice from the Exchange has no immediate impact on the listing of the Company’s common stock on the Exchange. The listing of the Company’s common stock on the Exchange is being continued pursuant to an extension during the plan period.

The Company issued a press release on August 22, 2018, announcing that it had received the notice of acceptance of the Company’s plan. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 22, 2018 issued by iBio, Inc.*

*Filed herewith.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: August 22, 2018	By:	/s/ Robert B. Kay Robert B. Kay Executive Chairman and CEO